UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 29, 2010


                            FIRST LIBERTY POWER CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   000-52928
                            (Commission File Number)

                                   45-0560329
                       (IRS Employer Identification No.)

             114 West Magnolia St., #400-136, Bellingham, WA 98225 (Address of principal executive offices and Zip Code)

                                 (702) 990-8402
               Registrant's telephone number, including area code

                                      N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 29, 2010, Don Nicholson was appointed a director of our company.

Our board of directors now consists of Glyn Garner and Don Nicholson.

There are no family relationships between any of our directors or executive officers.

Don Nicholson, age 44

Mr. Nicholson has over 20 years of international experience in all phases of project development and management, including incubation, implementation and growth, covering several business sectors including manufacturing, resource extraction, education, construction, real estate, and high-technology. From December 2008 to date, Mr. Nicholson has been involved in the provision of consulting services to public and private companies in areas such as business development, operational guidance, and administrative. Previously, from April 2005 to December 2008, Mr. Nicholson was a director and officer of Terra Nostra Resources Corp., a US public company involved in the development of metals refining operations in China, where he was involved in various senior level management roles. From May 2002 to March 2005, Mr. Nicholson was the Vice President of Operations for a European bicycle manufacturer based in Greece, B-Tech SA, where he was responsible for logistics and production management, and business process re-engineering to further the technological evolution of the company. Mr. Nicholson graduated from the University of British Columbia in 1991 with a Bachelor of Commerce degree. Mr. Nicholson is not presently an officer or director of any other reporting issuers.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST LIBERTY POWER CORP.


/s/ Glyn Garner
----------------------------------
Glyn Garner
President

December 1, 2010